UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 18, 2014
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 18, 2014, Wal-Mart Stores, Inc. (the “Company”) and William S. Simon agreed that he will retire from his position as Executive Vice President, President and Chief Executive Officer of the Company’s Walmart U.S. division, effective August 8, 2014.
On July 23, 2014, Gregory Foran, age 53, was appointed Executive Vice President, President and Chief Executive Officer of the Company’s Walmart U.S. division, effective August 9, 2014. Mr. Foran will report to the Company’s President and Chief Executive Officer in this new position. Since May 2014, Mr. Foran has served as Executive Vice President, President and Chief Executive Officer of a regional management team responsible for the Company’s retail operations in Asia. From March 2012 to May 2014, Mr. Foran served as President and Chief Executive Officer of Walmart China. Upon joining the Company in October 2011 to March 2012, Mr. Foran served as Senior Vice President responsible for various international projects. Prior to joining the Company, Mr. Foran served in a variety of senior roles with Woolworths Limited, the largest retailer in Australia and New Zealand, most recently as Director of Supermarkets, Liquor and Petrol from 2009 until July 2011. Mr. Foran has more than thirty years of experience in the retail industry. The Company issued a press release on July 24, 2014 announcing the retirement of Mr. Simon and the appointment of Mr. Foran to his new position. A copy of this press release is furnished as Exhibit 99.1 to this report.
Upon the effective date of his appointment to his new position, Mr. Foran will receive an annual salary of $950,000, subject to annual adjustment. Mr. Foran will also be eligible for an annual cash incentive under the Company’s Management Incentive Plan (the “MIP”), based on performance criteria to be established by the Compensation, Nominating and Governance Committee (the “CNGC”) of the Company’s Board of Directors, with a target cash incentive payment of 240% of his base salary, with a maximum possible payout of 300% of his base salary. For the fiscal year ending January 31, 2015 (“fiscal 2015”), Mr. Foran’s cash incentive opportunity under the MIP will be prorated to reflect the fact that he will be serving in his new position for only a portion of fiscal 2015.
Mr. Foran will also be eligible to receive an annual equity award, generally consisting of a combination of restricted stock and performance share units. Beginning with the annual grant for the fiscal year ending January 31, 2016 (“fiscal 2016”), which is expected to be granted in January 2015, this award, if approved by the CNGC, will be comprised of performance shares with a target value of $4,875,000, which provide the right to receive shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), if certain performance goals to be established by the CNGC are achieved over a three-year performance period, and restricted shares of Common Stock with a value of $1,625,000 on the date of grant, which will vest on the third anniversary of the date of grant, provided that Mr. Foran continues to be employed by the Company on that vesting date. Mr. Foran will also receive two additional awards of performance shares at the time of his annual grant for fiscal 2016, subject to the approval of the CNGC. The first additional performance share award will have a target value of approximately $4,298,325, and will vest on January 31, 2016, if performance goals are achieved, and the second additional performance share award will have a target value of approximately $4,288,800, and will vest on January 31, 2017, if performance goals are achieved. In connection with his appointment, Mr. Foran also received a one-time cash payment in the amount of $500,000 related to the elimination of certain allowances and tax equalization associated with his expatriate status due to his new position being based in the United States. Mr. Foran will also be reimbursed for housing, travel and other transition related costs with respect to the move from Asia to the United States during fiscal 2015.
Mr. Foran will also be eligible for personal use of Company aircraft for a limited number of hours and be entitled to participate in all employee benefit plans and programs generally available to the Company’s associates and officers, including the Company’s medical plan, the Deferred Compensation Matching Plan, the Associate Stock Purchase Plan, and the 401(k) Plan. Mr. Foran does not have an employment contract with the Company, and his employment is on an at-will basis. In connection with his appointment, the Company entered into a post-termination agreement and covenant not to compete with Mr. Foran on July 23, 2014 (the “Non-Compete Agreement”). The Non-Compete Agreement is substantially similar to the form of post-termination agreement and covenant not to compete that is attached as Exhibit 10(p) to the Company’s Form 10-K filed on March 30, 2011. The Non-Compete Agreement prohibits Mr. Foran, for a period of two years following his termination of employment with the Company for any reason, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. The Non-Compete Agreement also provides that, if Mr. Foran is terminated by the Company for any reason, other than for a violation of the Company’s policies, the Company will continue to pay his base salary for two years following termination of employment.
In connection with his retirement, on July 23, 2014, the Company entered into a retirement agreement with Mr. Simon, whereupon Mr. Simon’s employment with the Company will end on August 8, 2014 (the “Retirement Agreement”), which is attached as Exhibit 10.1 and is incorporated herein by reference. Under the terms of the Retirement Agreement, Mr. Simon will receive certain payments totaling approximately $4.5 million in multiple installments through July 2016. Mr. Simon will forfeit 66,626 restricted shares of Common Stock, while 56,787 restricted shares of Common Stock originally scheduled to vest between January 30, 2015 and January 31, 2016, will be accelerated to vest on the date of Mr. Simon’s retirement. Mr. Simon will also forfeit 225,776 performance shares in connection with his retirement, which constitutes all of his outstanding performance shares. The Retirement Agreement also prohibits Mr. Simon, for a period of two years following his retirement, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment. In addition, the Company will enter into a consulting agreement (the “Consulting Agreement”) with an entity affiliated with Mr. Simon, under which Mr. Simon will provide services through January 31, 2015 related to various Company initiatives regarding which Mr. Simon has expertise and involvement, including initiatives related to the hiring of military veterans and initiatives relating to supporting manufacturing in the United States. Under the Consulting Agreement, Walmart will pay an entity affiliated with Mr. Simon an estimated $50,000 per month through January 31, 2015. The form of the Consulting Agreement is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
10.1    Retirement Agreement by and between the Company and Mr. Simon dated July 23, 2014.
10.2    Form of the Consulting Agreement to be entered into by and between the Company and WSS Consulting LLC to be effective August 9, 2014.
99.1    Press Release dated July 24, 2014 announcing certain management changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2014

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate Division

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Agreement by and between the Company and Mr. Simon dated July 23, 2014.
10.2	Form of the Consulting Agreement to be entered into by and between the Company and WSS Consulting LLC to be effective August 9, 2014.
99.1	Press Release dated July 24, 2014 announcing certain management changes.

5